Exhibit 99.1

LM Funding America, Inc. Reports Fourth Quarter and Full Year 2024 Financial Results

- Fourth quarter and full-year 2024 total revenue of $2.0 million and $11.0 million, respectively.

- Fourth quarter and full-year 2024 Core EBITDA of $3.3 million and $3.9 million, respectively.

- Held 165.8 Bitcoin on February 28, 2025 valued at approximately $14.4 million, as of March 26, 2025

TAMPA, FL, March 31, 2025—LM Funding America, Inc. (NASDAQ: LMFA) (“LM Funding” or the “Company”), a Bitcoin mining and technology-based specialty finance company, today reported financial results for the three months and full year ended December 31, 2024.

Q4’24 Financial Highlights

All variances are compared with prior year unless stated otherwise:

•
Mined 21.7 Bitcoin at an average price of approximately $83,000, generating total revenue of approximately $2.0 million. The year-over-year decrease in revenue primarily reflects the effects of the April 2024 Bitcoin Halving event and the transition of miners from storage into the new Oklahoma mining site.
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Net income attributable to LM Funding shareholders was approximately $2.0 million compared with a net loss of approximately $1.6 million. The improvement in the net income was primarily driven by the new ASU Bitcoin standards that require mark-to-market valuation adjustment for our Bitcoin holdings.
•
Core EBITDA was approximately $3.3 million compared with $0.3 million1. The improvements in Core EBITDA were primarily due to gains on the fair value of Bitcoin in addition to lower digital mining costs and reduced compensation.
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At year end, cash was approximately $3.4 million. Digital assets were $14.0 million based on 150.2 Bitcoin held at a price of approximately $93,000 as of December 31, 2024.
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Net book value of equity was approximately $35.3 million as of December 31, 2024 or $7.21 per share2.
•
As of February 28, 2025, held 165.8 Bitcoin valued at approximately $14.4 million as of March 26, 2025 (based on Bitcoin price of approximately $87,000) or Bitcoin per share of $2.813.

Q4’24 Operational Highlights

•
15 MW site acquisition: The Company further executed its transition from an infrastructure-light strategy, mining at hosted facilities, to a fully vertically integrated strategy with low-cost electricity underpinning its operations. In addition to the low-cost energy, the strategy allows controlled uptime, which LM Funding believes will lead to more efficient mining and higher margins.
•
Mining fleet upgrade: In Q1 2025, the Company partnered with Luxor Technology Corporation to install their proprietary LuxOS firmware on its existing fleet, which could potentially boost the Company’s mining efficiency by 10-15%. This upgrade allows LM Funding to mine Bitcoin at a higher profitability without any additional capex investment.

1 Core EBITDA is a non-GAAP financial measure, and a reconciliation of Core EBITDA to net income can be found below.

2,3 Based on shares outstanding of 5,133,412 as of December 31, 2024.

Exhibit 99.1

CEO Commentary

Bruce Rodgers, Chairman and CEO of LM Funding, commented, “Using the halving as our pivot point of opportunity, we transitioned from an infrastructure-light hosted mining strategy to a vertically integrated model—one where we manage the infrastructure ourselves, ensuring better margins and mitigating risks associated with third-party hosting arrangements. With our Oklahoma facility, we secured low-cost power for our miners and now we own and totally control our mining infrastructure and costs. This vertical integration significantly reduces our fleet-wide energy costs and improves our operations for enhanced uptime and mining efficiency. Looking forward, our strong balance sheet and lean operations position us to grow our mining revenue by seeking to acquire new mining sites with similar size, prices, and terms.”

CFO Commentary

Richard Russell, CFO of LM Funding, stated, "Throughout our expansion last year, we remained disciplined in our spending. By actively maintaining a low-cost structure - from power sourcing and infrastructure investments to staffing and equipment - we were able to successfully navigate a challenging year for the industry and our first Bitcoin Halving event, which occurred in April 2024. This strategic cost control enabled us to achieve profitability in 2024 on a Core EBITDA basis, as well as grow our Bitcoin treasury, which is a significant piece of our long-term strategy. By retaining a portion of our Bitcoin mined, we not only capture potential upside for shareholders but also deepen our alignment with the broader Bitcoin industry."

Full Year 2024 Financial Highlights

All variances are compared with prior year unless stated otherwise:

•
Mined 170.6 Bitcoin at an average price of approximately $61,000, generating total revenue of approximately $11.0 million. The year-over-year decrease in revenue primarily reflects the effects of the April 2024 Bitcoin halving event.
•
Net loss attributable to LM Funding shareholders for the year ended December 31, 2024, was approximately $7.3 million compared with a net loss of approximately $15.9 million in 2023.
•
Core EBITDA income for the twelve months ended December 31, 2024 was approximately $3.9 million, compared with a Core EBITDA loss of $0.2 million in 2023. The improvements in Core EBITDA were primarily due to gains on the fair value of Bitcoin in addition to lower digital mining costs and reduced compensation.

Investor Conference Call

LM Funding will host a conference call today, March 31, 2025, at 8:00 A.M. Eastern Time to discuss the Company’s financial results for the quarter and full year ended December 31, 2024, as well as the Company’s corporate progress and other developments. A copy of this earnings release and investor presentation are available on the Company’s Investor Relations website at https://www.lmfunding.com/investors.

Conference Call Details

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Date: March 31, 2025
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Time: 8:00 AM EST
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Participant Call Links:
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Live Webcast: Link

Exhibit 99.1

o
Participant Call Registration: Link

About LM Funding America

LM Funding America, Inc. (Nasdaq: LMFA), operates as a Bitcoin mining and specialty finance company. The company was founded in 2008 and is based in Tampa, Florida. For more information, please visit https://www.lmfunding.com.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the Company's most recent Annual Report on Form 10-K and its other filings with the SEC, which are available at www.sec.gov. These risks and uncertainties include, without limitation, the risks of operating in the cryptocurrency mining business, our limited operating history in the cryptocurrency mining business and our ability to grow that business, the capacity of our Bitcoin mining machines and our related ability to purchase power at reasonable prices, our ability to identify and acquire additional mining sites, the ability to finance our site acquisitions and cryptocurrency mining operations, our ability to acquire new accounts in our specialty finance business at appropriate prices, changes in governmental regulations that affect our ability to collected sufficient amounts on defaulted consumer receivables, changes in the credit or capital markets, changes in interest rates, and negative press regarding the debt collection industry. The occurrence of any of these risks and uncertainties could have a material adverse effect on our business, financial condition, and results of operations.

For investor and media inquiries, please contact:

Investor Relations
Orange Group
Yujia Zhai
lmfundingIR@orangegroupadvisors.com

Exhibit 99.1

LM Funding America, Inc. and Subsidiaries Consolidated Balance Sheets

December 31, 2024		December 31, 2023
Assets				
Cash	$	3,378,152	$	2,401,831
Digital assets - current (Note 4)		9,021,927		3,416,256
Finance receivables		21,051		19,221
Marketable securities (Note 7)		27,050		17,860
Receivable from sale of Symbiont assets (Note 7)		200,000		200,000
Prepaid expenses and other assets		827,237		4,067,212
Income tax receivable		31,187		31,187
Current assets		13,506,604		10,153,567
Fixed assets, net (Note 5)		18,376,948		24,519,610
Intangible assets, net (Note 5)		5,478,958		-
Deposits on mining equipment (Note 6)		467,172		20,837
Notes receivable from Seastar Medical Holding Corporation (Note 7)		-		1,440,498
Long-term investments - equity securities (Note 7)		4,255		156,992
Investment in Seastar Medical Holding Corporation (Note 7)		200,790		1,145,486
Digital assets - long-term (Note 4)		5,000,000		-
Operating lease - right of use assets (Note 9)		938,641		189,009
Other assets		73,857		86,798
Long-term assets		30,540,621		27,559,230
Total assets	$	44,047,225	$	37,712,797
Liabilities and stockholders' equity				
Accounts payable and accrued expenses		989,563		2,064,909
Note payable - short-term (Note 8)		386,312		567,586
Due to related parties (Note 11)		15,944		22,845
Current portion of lease liability (Note 9)		170,967		110,384
Total current liabilities		1,562,786		2,765,724
Note payable - long-term (Note 8)		6,365,345		-
Lease liability - net of current portion (Note 9)		776,535		85,775
Long-term liabilities		7,141,880		85,775
Total liabilities		8,704,666		2,851,499
Stockholders' equity (Note 12)				
Preferred stock, par value $.001; 150,000,000 shares authorized; no shares issued and outstanding as of December 31, 2024 and December 31, 2023		-		-
Common stock, par value $.001; 350,000,000 shares authorized; 5,133,412 shares issued and outstanding as of December 31, 2024 and 2,492,964 as of December 31, 2023		4,602		2,493
Additional paid-in capital		102,685,470		95,145,376
Accumulated deficit		(65,662,731)		(58,961,461)
Total LM Funding America stockholders' equity		37,027,341		36,186,408
Non-controlling interest		(1,684,782)		(1,325,110)
Total stockholders' equity		35,342,559		34,861,298
Total liabilities and stockholders' equity	$	44,047,225	$	37,712,797

Exhibit 99.1

LM Funding America, Inc. and Subsidiaries Consolidated Statements of Operations (unaudited)

Exhibit 99.1

LM Funding America, Inc. and Subsidiaries Consolidated Statements of Cash Flows (Unaudited)

Exhibit 99.1

NON-GAAP CORE EBITDA RECONCILIATION

Our reported results are presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We also disclose Earnings before Interest, Tax, Depreciation and Amortization ("EBITDA") and Core Earnings before Interest, Tax, Depreciation and Amortization ("Core EBITDA") which adjusts for unrealized loss on investment and equity securities, impairment loss on mined digital assets, impairment of long-lived assets, impairment of prepaid hosting deposits, contract termination costs and stock compensation expense and option expense, all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of Bitcoin miners.

The following tables reconcile net loss, which we believe is the most comparable GAAP measure, to EBITDA and Core EBITDA: